UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2025
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Barings BDC, Inc.
(Exact name of registrant as specified in its charter)
 _________________________________________________________

Maryland	814-00733	06-1798488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina		28202
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 805-7200
N/A
(Former name or former address, if changed since last report.)
_________________________________________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	BBDC	The New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2025, Eric Lloyd notified the Board of Directors (the “Board”) of Barings BDC, Inc. (the “Company”) of his intent to resign as the Company’s Chief Executive Officer, effective as of the close of business on December 31, 2025. Mr. Lloyd will continue to serve as Executive Chairman of the Board.
On November 6, 2025, the Board appointed Thomas Q. McDonnell to serve as Chief Executive Officer of the Company to succeed Mr. Lloyd, effective as of January 1, 2026.
Mr. McDonnell, 59, served as Managing Director and a member of Barings’ U.S. High Yield Investment Committee and other credit related investment committees from 2005 until 2023. During his tenure at Barings, Mr. McDonnell played a key role in managing multi-strategy and global loan portfolios, navigating complex credit environments across multiple market cycles and spearheading fundraising efforts. From 2023 through 2025, prior to rejoining Barings, Mr. McDonnell served as President and Chief Executive Officer of Hampshire Holdings Corp, where he directed the investment strategy and served as operational leader in connection with the acquisition of real estate assets in U.S. markets. He brings more than 30 years of experience in global finance, investment management and strategic business planning. Earlier in his career, he held roles at Patriarch Partners, Bank of America and JP Morgan Chase, where he focused on deal structuring, credit risk management, portfolio strategy and financial planning. Mr. McDonnell also serves on the board of directors of Rocade Holdings LLC, a specialty finance company focused on litigation finance. Mr. McDonnell is a graduate of State University of New York at Buffalo where he obtained a B.S. degree in Business Management and a Master of Business Administration (MBA) Accounting degree. Mr. McDonnell is a retired Certified Public Accountant.
Mr. Lloyd’s resignation is not a result of any disagreement with the Company on any matter relating to its operations, policies, or practices, or to any issues regarding its accounting policies or practices. There is no arrangement or understanding between Mr. McDonnell and any other person pursuant to which he was appointed as Chief Executive Officer, and Mr. McDonnell has no family relationships with any of the Company’s directors or executive officers. Further, with regard to Mr. McDonnell, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.
Item 7.01.    Regulation FD Disclosure.
On November 6, 2025, the Company issued a press release announcing Mr. McDonnell’s appointment as Chief Executive Officer of the Company. A copy of such press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barings BDC, Inc.

Date: November 6, 2025	By:	/s/ Elizabeth A. Murray
Elizabeth A. Murray
Chief Financial Officer and
Chief Operating Officer